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EXHIBIT 10.2

HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT

    THIS HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT (this "Agreement") is made as of the 24th day of August, 2001, by Herbst Gaming, Inc., a Nevada corporation (the "Company") and each of its subsidiaries listed on Schedule A attached hereto (collectively, "Subsidiaries" and, together with the Company, the "Indemnitor"), to and for the benefit of The Bank of New York, a New York banking corporation, as trustee under the Indenture ("Trustee") for itself and the holders of the Notes issued under the Indenture (the "Holders").

R E C I T A L S

    A.  Each member of Indemnitor is a party to that certain Indenture, dated as of the date hereof, (the "Indenture"), among the Trustee, the Company, as issuer and the Subsidiaries, as guarantors, under which the Company has issued $170,000,000 principal amount of its 10 3/4% Senior Secured Notes due 2008 (the "Notes"). The Holders, together with the Trustee, are hereinafter referred to as the "Indemnified Group". Capitalized terms not defined herein will be given the meaning ascribed thereto in the Indenture.

    B.  The Indenture and the Notes issued thereunder are secured, in part, by Indemnitor's interest in and to that certain parcels of real property located in the State of Nevada and listed on Schedule B attached hereto, which parcels of real property are more particularly described on Exhibit A attached hereto and made a part hereof (collectively, the "Premises"). The Premises are secured by those certain deeds of trust listed on Schedule B dated as of the date hereof (collectively, the "Deeds of Trust").

    C.  Indemnitor is executing this Agreement to induce the potential purchasers of the Notes to purchase the Notes.

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, intending to be legally bound, hereby agrees as follows:

      1.  Recitals.  The foregoing recitals are incorporated into this Agreement by this reference.

      2.  Defined Terms.  As used in this Agreement, the terms set forth below have the following meanings:

      "Advances" means all sums, amounts or expenses advanced or paid and all costs incurred by the Indemnified Group, as provided in this Agreement or in any other Loan Document, upon the failure of Indemnitor to pay or perform any obligation or covenant contained herein or in such other Loan Documents.

      "Environmental Laws" means any and all laws, rulings, regulations and requirements relating to environmental matters, pollution, or hazardous substances, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601-9657; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.); NRS ch. 444 (solid waste), NRS ch. 445A (water pollution), NRS 445B (air quality), NRS ch. 459 (hazardous materials) Section 447.045 (hazardous materials storage)and Chapter 590 (hydrocarbons); any other laws that may form the basis of any claim, action, demand, suit, proceeding, hearing, or notice of violation that is based on or related to the generation, manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any hazardous substance, or other threat to the environment.

      "Loan Documents" means the Deeds of Trust, the Notes, the Indenture and all other documents now or hereafter evidencing, guaranteeing or securing the Notes.

      "Hazardous Substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas.

      "Remedial Work" means any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature reasonably necessary under any applicable, local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of Hazardous Substances in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Premises (or any portion thereof).

      3.  Covenants of Indemnitor; Environmental Matters; Notice; Indemnity; Remedial Work; Inspection.

      a.  Indemnitor has not installed, used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Premises, or transported to or from any portion of the Premises, any Hazardous Substance or allowed any other person or entity to do so, except under conditions permitted by or which are not in violation of applicable Environmental Laws, and Indemnitor has no knowledge of any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage, or filtration of any Hazardous Substance at, upon, under or within the Premises.

      b.  Indemnitor shall not install, use, generate, manufacture, produce, store, release, discharge, or dispose of on, under, or about the Premises, or transport to or from any portion of the Premises, any Hazardous Substance or allow any other person or entity to do so, except under conditions permitted by or which are not in violation of applicable Environmental Laws.

      c.  Indemnitor shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, applicable Environmental Laws.

      d.  Indemnitor shall promptly provide notice to the Trustee (pursuant to Section 13.02 of the Indenture) of:

          i. any proceeding, investigation or inquiry commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Premises or the migration of any Hazardous Substance to or from adjoining property;

         ii. all claims made or threatened by any person or entity against the Indemnitor, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from any Hazardous Substance; and

         iii. the discovery by Indemnitor of any occurrence or condition on any real property adjoining or in the vicinity of the Premises which might cause the Premises or any portion thereof to be subject to any restriction on ownership, occupancy, transferability or use under any Environmental Law.

      e.  Trustee, on behalf of the Holders, may join and participate in, as a party if it so determines, any legal or administrative proceeding or action concerning the Premises under any Environmental Law. Indemnitor agrees to bear and shall pay or reimburse Trustee on demand for all Advances and expenses (including reasonable attorneys' fees, charges and disbursements) relating to or incurred by Trustee in connection with any such action or proceeding.

      f.   Indemnitor shall indemnify and hold Indemnified Group and the directors, officers, employees, and agents of each member of the Indemnified Group, harmless from and against any and all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including attorneys' fees, charges and disbursements) directly or indirectly arising out of or attributable to the installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on, under or about the Premises or any portion thereof, including (i) all foreseeable and unforeseeable consequential damages, (ii) the costs of any required or necessary investigation, repair, cleanup, or detoxification, and (iii) the costs of the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the satisfaction, release or extinguishment of the liens created by the Deeds of Trust, including any extinguishment of such lien by foreclosure or deed in lieu thereof, and shall further survive the termination of the Indenture or satisfaction of the Notes issued thereunder.

      g.  If any Remedial Work is required under any applicable Environmental Law because of or in connection with the current or future presence, suspected presence, release or suspected release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Indemnitor shall promptly commence and diligently prosecute to completion all such Remedial Work; provided that the Remedial Work shall have been approved by any environmental regulatory agency having jurisdiction over such work.

      h.  All Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each selected by the Company, qualified to perform such services in Nevada, and approved by any necessary environmental regulatory agencies. All costs and expenses of such Remedial Work and Trustee's or its agents' or representatives' monitoring or review of such Remedial Work (including reasonable attorneys' fees, charges and disbursements) shall be paid by Indemnitor. If Indemnitor does not timely commence and diligently prosecute to completion the Remedial Work, Trustee and its agents and representatives may (but shall not be obligated to) cause such Remedial Work to be performed. Indemnitor agrees to bear and shall pay or reimburse Trustee on demand for all Advances and expenses (including reasonable attorneys' fees, charges and disbursements) relating to or incurred by Trustee and its agents and representatives in connection with monitoring, reviewing or performing any Remedial Work.

      i.   Indemnitor shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might impair the value of the Holders' security hereunder or under the other Loan Documents, unless such Remedial Work is required to be performed by an environmental regulatory agency under applicable law in which case Indemnitor shall use its best efforts not to impair the value of Holder's security under the Loan Documents. Indemnitor shall provide Trustee with written notice prior to the commencement of any Remedial Work.

      j.   Trustee and its agents and representatives shall have the right to enter and inspect the Premises, at all reasonable times and subject to the rights of tenants, for the purposes and upon and subject to the terms of any applicable Environmental Law. If requested by Trustee, Indemnitor shall engage a qualified consulting engineer (subject to Trustee's approval) to conduct and prepare reports of such inspections, at Indemnitor's sole expense. Indemnitor agrees to bear and shall pay or reimburse Trustee on demand for all Advances and expenses (including reasonable attorneys' fees) relating to or incurred by Trustee and its agents and representatives in connection with any such inspections and reports. The inspection rights granted to Trustee and its agents and representatives in this Paragraph 3(j) shall be in addition to, and not in limitation of, any other inspection rights granted to Trustee and its agents and representatives or the Holders in the Loan Documents, and shall expressly include the conduct of soil borings and other customary environmental tests, assignments and audits. Trustee only has the right to require Indemnitor to conduct borings or tests and to pay for any reports under this clause j and/or clause k below if (i) Trustee has reasonable grounds to believe Hazardous Substances may be present in violation of any applicable Environmental Law, (ii) an Event of Default has occurred; or (iii) title to the Premises has been or may soon thereafter be transferred.

      k.  Indemnitor is required to obtain an environmental site assessment or an environmental audit report prepared by a reputable environmental engineering firm (at Indemnitor's expense) if (i) a change in the presence of Hazardous Substances on the Premises has occurred, (ii) a change in the compliance of the Premises with any Environmental Law has occurred, (iii) requested by an applicable environmental regulatory agency, or (iv) requested by the Trustee. A copy of any such assessment or report shall be delivered to the Trustee.

      l.   Indemnitor acknowledges that the Holders have agreed to purchase the Notes in reliance upon, among other things, Indemnitor's representations, warranties and covenants in this Agreement. For this reason, it is the intention of Indemnitor and the Indemnified Group that the provisions of this Agreement shall supersede any provisions in the Loan Documents which in any way limit the personal liability of Indemnitor regarding any matter set forth in this Agreement and that Indemnitor shall be personally liable for any obligations arising under this Agreement even if the amount of liability incurred exceeds the amount of the Notes issued. All of the representations, warranties, covenants, and indemnities of this Agreement shall survive the satisfaction, release or extinguishment of the liens of the Deeds of Trust, including the extinguishment of such lien by foreclosure or deed in lieu thereof and shall survive the transfer of any or all right, title and interest in and to the Premises by Indemnitor to any other party, whether or not affiliated with Indemnitor. Trustee shall have all the rights and remedies provided for under applicable Environmental Laws, and such rights and remedies thereunder and hereunder shall be in addition to any other rights and remedies of Trustee under any other document or instrument now or hereafter executed by Indemnitor, or at law or in equity (including without limitation, any right of reimbursement or contribution pursuant to CERCLA) and shall not in any way be deemed a waiver of any of such rights.

      4.  Joint and Several Liability.  Each of the undersigned members of Indemnitor shall be jointly and severally liable for all obligations, costs, indemnities, expenses and other liabilities of Indemnitor under this Agreement.

      5.  Attorney's Fees.  If any member of Indemnified Group, or someone on their behalf, retains the services of any attorney in connection with this Agreement, Indemnitor shall pay the costs and reasonable attorneys' fees thereby incurred. Trustee may employ an attorney of Trustee's own choice.

      6.  Interest.  In the event that Trustee or the Holders incur any obligations, costs or expenses under this Agreement, Indemnitor shall pay such costs, obligations and expenses immediately, on demand. If such payment is not received within twenty (20) days after demand thereof, interest on such amount shall, after the expiration of such twenty (20) day period, accrue at the rate of eighteen percent (18%), or the maximum rate permitted by law, whichever is less, until such amount, plus interest, is paid in full.

      7.  Notice.  All notices, demands, requests and other communications required hereunder shall be in writing and shall be delivered in accordance with Section 13.02 of the Indenture to the addresses for each party hereto set forth therein.

      8.  Severability.  All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent (but only to the extent) necessary so that they will not render this Agreement invalid or unenforceable. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this

  Agreement, or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant condition and provision of this Agreement shall be modified and/or limited to the extent necessary to render the same valid and enforceable to the fullest extent permitted by law.

      9.  Inconsistencies Among the Loan Documents.  Nothing contained herein is intended to modify in any way the obligations of Indemnitor under the Notes, the Deeds of Trust, the Indenture or any of the other Loan Documents.

      10.  Successors and Assigns.  This Agreement shall be binding upon Indemnitor's successors and assigns and shall inure to the benefit of the Indemnified Group and their respective successors and assigns.

      11.  Controlling Laws.  This Agreement shall be governed by and construed in accordance with the laws in the State of New York.

      12.  Trustee.  In acting hereunder, Trustee shall be entitled to all of its rights, privileges, benefits, protections, immunities and indemnities accorded to it as Trustee under the Indenture.

      13.  Legal Construction.

      a.  All terms contained herein shall be construed, whenever the context of this agreement so requires, so that the singular number shall include the plural, and the plural the singular, and the use of any gender shall include all genders.

      b.  The term "Indemnitor" shall mean each of the Subsidiaries and the Company, jointly and severally.

      c.  The terms "include" and "including" as used in this Agreement shall be construed as if followed by the phrase "without limitation."

      d.  Any provision of this Agreement permitting the recovery of attorneys' fees and costs shall be deemed to include such fees and costs incurred in all appellate proceedings.

    [SEE FOLLOWING PAGE FOR SIGNATURES]

    IN WITNESS WHEREOF, each member of Indemnitor has executed this Agreement as of the date first above written.

INDEMNITOR:
HERBST GAMING, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	President and CEO
E-T-T, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	President and CEO
FLAMINGO PARADISE GAMING, LLC
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Managing Member
MARKET GAMING, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	President and CEO
E-T-T ENTERPRISES L.L.C.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	Managing Member
CARDIVAN COMPANY
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	President and CEO
CORRAL COIN, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	President and CEO
CORRAL COUNTRY COIN, INC.
By:	/s/ EDWARD J. HERBST
Name:	Edward J. Herbst
Title:	President and CEO

SCHEDULE A

Cardivan Company, a Nevada corporation
Corral Coin, Inc., a Nevada corporation
Corral Country Coin, Inc., a Nevada corporation
E-T-T, Inc., a Nevada corporation
E-T-T Enterprises L.L.C., a Nevada limited-liability company
Flamingo Paradise Gaming, LLC, a Nevada limited-liability company
Market Gaming, Inc., a Nevada corporation

SCHEDULE B

    Schedule of Deeds of Trust and Real Property Interests

Deed of Trust (4100 Paradise Road)

Deed of Trust (5870 S. Homestead Road)

Deed of Trust (Terrible's Casino & Bowl)

Leasehold Deed of Trust (Warehouse Property)

Leasehold Deed of Trust (771 S. Nevada Highway)

Leasehold Deed of Trust (Terrible's Casino & Bowl)

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EXHIBIT 10.2